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                        MANAGEMENT SUBSCRIPTION AGREEMENT

       This Management Subscription Agreement (this "AGREEMENT") is made as of October 24, 2001 by and between Arch Capital Group Ltd., a company organized under the laws of Bermuda (the "COMPANY"), and each of the Purchasers named below (each, a "PURCHASER" and, collectively, the "PURCHASERS"), in connection with the purchase by each Purchaser of the Securities (as defined below).

       WHEREAS, the Company has entered into a subscription agreement dated as of even date herewith with the purchasers named therein (the "WARBURG/H&F AGREEMENT"), a true and correct copy of which has been provided to the Purchasers. Reference is made throughout this Agreement to certain terms, conditions and other provisions of the Warburg/H&F Agreement. The terms, conditions and other provisions so referenced are incorporated into and made a part of this Agreement as if such terms, conditions and other provisions were set forth herein. Certain capitalized terms used herein, but not defined, are defined, and shall have the meanings ascribed thereto, in the Warburg/H&F Agreement (including SCHEDULE A thereto).

       For good and valid consideration, the receipt of which is hereby acknowledged, the Company and each of the Purchasers agree as follows:

A.     SUBSCRIPTION AND PURCHASE OF SECURITIES

       1. AGREEMENT TO PURCHASE. Subject to satisfaction of the conditions set forth in Section B below (or incorporated therein by reference), each Purchaser, severally and not jointly, hereby irrevocably subscribes for and agrees to purchase, for the aggregate purchase price set forth below the name of such Purchaser on the signature page hereto (such Purchaser's "TOTAL PURCHASE PRICE"), series A convertible preference shares (the "PREFERENCE SHARES") and class A warrants (such warrants issued hereunder, the "WARRANTS" and together with the Preference Shares, the "SECURITIES") of the Company. The Preference Shares will have the rights and privileges set forth in the form of Certificate of Designations attached to the Warburg/H&F Agreement as EXHIBIT I (the "CERTIFICATE"). The Preference Shares will be convertible, on the terms and conditions set forth in the Certificate, into Common Shares (such shares, the "CONVERSION SHARES") or, in the circumstances set forth in Section D hereof (or incorporated therein by reference), common shares of Newco. The form of the Warrants is attached to the Warburg/H&F Agreement as EXHIBIT II. The Warrants will be exercisable, on the terms and conditions thereof for Common Shares (such shares, the "WARRANT SHARES").

       2. NUMBER OF SECURITIES PURCHASED. The number of Preference Shares to be purchased by each Purchaser shall be equal to such Purchaser's Total Purchase Price divided by the Estimated Per Share Price. The number of Warrants to be purchased by each Purchaser shall be equal to (a) the Adjusted Warrant Amount times (b) the number of Com-

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                                      -2-


mon Shares issuable as of the date hereof upon exercise of all class A warrants outstanding on the date hereof (which is 2,531,079) divided by (c) the number of Common Shares outstanding as of June 30, 2001 (which is 12,863,079).

       3. ADJUSTMENTS. If the transactions contemplated by this Agreement and the Warburg/H&F Agreement, or options granted to management concurrently herewith, trigger an anti-dilution adjustment under existing class A warrants, the number of Warrants purchased by each Purchaser hereunder shall be adjusted upward to reflect the greater number of shares issuable upon exercise of outstanding class A warrants as a result of such anti-dilution adjustment. In the event that there is an adjustment pursuant to Section B.1, B.2 or B.3 of the Warburg/H&F Agreement, there shall be a similar adjustment hereunder, it being understood that the Purchasers' rights under this sentence are subject to Section C.1.g of this Agreement.

       4. CLOSING DATE. Subject to the terms and conditions hereof, the purchase and sale of the Securities shall occur at the Closing Date (as determined pursuant to the Warburg/H&F Agreement).

       5. DELIVERIES. As of the close of business on the business day immediately preceding the Closing Date, the Company shall advise the Purchasers of the Estimated Per Share Price. On the Closing Date, (a) each Purchaser shall pay its Total Purchase Price by wire transfer of immediately available funds to the account of the Company designated by the Company and (b) the Company shall deliver to such Purchaser certificates for the Securities purchased by such Purchaser, registered in the name of such Purchaser or its designee.

B.     CONDITIONS PRECEDENT TO SALE OF PREFERENCE
       SHARES ON THE CLOSING DATE

       1. MUTUAL CONDITIONS. The obligation of the Company to sell, and of each Purchaser to buy, the Securities on the Closing Date, is subject to the satisfaction, or waiver by the parties hereto, of the following conditions:

              (a) The purchase and sale of securities pursuant to the Warburg/H&F Agreement shall have occurred, or shall occur substantially concurrently with the purchase and sale hereunder.

              (b) There shall not be in effect an order or injunction of a court of competent jurisdiction prohibiting the consummation of the sale and purchase of the Securities hereunder that are to be purchased on the Closing Date.

              (c) The Company and the Purchasers shall have executed and delivered the Shareholders Agreement, pursuant to which the Purchasers shall have the rights of,

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                                      -3-


       and be subject to the obligations of, an "Investor" solely for purposes of Article IV and Sections 3.4 and 5.3 thereof and the provisions implementing Section C.1.f hereof.

       2. CONDITIONS OF THE COMPANY. The obligation of the Company to sell the Securities on the Closing Date is subject to the satisfaction, or waiver by the Company, of the following conditions:

              (a) The representations and warranties made by each Purchaser in this Agreement shall be true and accurate in all material respects as of the Closing Date.

              (b) Each Purchaser shall have complied with and performed all agreements and covenants to be complied with or performed by it in all material respects at or prior to the Closing Date.

C.     REPRESENTATIONS, WARRANTIES AND AGREEMENTS

       1. PURCHASER ACKNOWLEDGMENTS. Each Purchaser, severally and not jointly, understands, acknowledges and hereby covenants and agrees with the Company as follows:

              (a) Subject to the terms and conditions of this Agreement, such Purchaser's agreement to purchase Securities hereunder is and shall be irrevocable.

              (b) The offering and sale of the Securities is intended to be exempt from registration under the United States Securities Act of 1933, as amended (the "ACT"), by virtue of Section 4(2) of the Act. The Securities, the Conversion Shares and the Warrant Shares have not been registered under the Act. Except to the extent set forth in the Shareholders Agreement, the Company is under no obligation to register the Securities, the Conversion Shares or the Warrant Shares or to assist such Purchaser in complying with any exemption from registration.

              (c) There is no existing public or other market for the Securities, and it is not expected that any such market will develop. There can be no assurance that such Purchaser will be able to sell or dispose of its Securities. Without limiting the generality of the foregoing, in order not to jeopardize the offering's exempt status under the Act, a transferee of such Securities may, among other things, be required to fulfill the investor suitability requirements thereunder.

              (d) All certificates issued for the Securities, the Conversion Shares and the Warrant Shares will bear the legend set forth in Section D.1.d of the Warburg/H&F Agreement.

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              (e) Prior to the earlier of the Shareholders Meeting and the four month anniversary of the Closing Date, the Securities, Conversion Shares and the Warrant Shares may not be sold, transferred or otherwise disposed of, directly or indirectly, without approval of the Transaction Committee (excluding Robert Clements or Peter Appel in the case of a sale, transfer or other disposition by Robert Clements or Peter Appel, as the case may
       be).

              (f) Each Purchaser shall be subject to the restrictions of Section
       5.2 of the Shareholders Agreement with respect to the Securities acquired by it under this Agreement and any securities acquired in respect thereof, to the same extent that Warburg and H&F are restricted with respect to the Securities acquired by them under the Warburg/H&F Agreement and any securities acquired in respect thereof.

              (g) The terms of the purchase of the Securities hereunder shall, except as explicitly set forth herein, be on substantially the same terms and conditions set forth in the Warburg/H&F Agreement as it may be amended, modified, interpreted or implemented in the future. No consent of any Purchaser hereunder shall be required with respect to any amendment, modification, interpretation or implementation of the Warburg/H&F Agreement unless the consequences of such modification, amendment or interpretation of, or such action or determination made by Warburg and H&F implementing the terms of, or such waiver of any rights by Warburg and H&F under, the Warburg/H&F Agreement applies differently to any Purchaser than to Warburg and H&F (or, if they apply differently, it is because of differences in the treatment of Warburg and H&F under the Warburg/H&F Agreement (as opposed to other Purchasers under the Warburg/H&F Agreement or this Agreement) and such differences are not made more adverse to any Purchaser, or more favorable to Warburg and H&F, as a result of such modification, amendment or interpretation, such action or determination, or such waiver). Without limiting the generality of, but subject to, the foregoing, and for the avoidance of doubt, the Purchasers acknowledge and agree:

                     (i) Warburg and H&F shall jointly have the sole right (on
              behalf of themselves and all Purchasers under the Warburg/H&F Agreement and this Agreement) to make any and all determinations with respect to, or to take any and all actions necessary to effectuate the provisions of, Section B of the Warburg/H&F Subscription Agreement (including the right to approve any amendment or acceleration of, or to waive compliance by Arch with, any of the terms thereof), which decisions shall apply with equal force to Section A.3 of this Agreement; PROVIDED that the consequences of such determinations and actions by Warburg and H&F do not apply differently to any Purchaser than to Warburg and H&F (or, if they apply differently, it is because of differences in the treatment of Warburg and H&F as opposed to other Purchasers under the

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                                      -5-


              Warburg/H&F Agreement or this Agreement and such differences are not made more adverse to any Purchaser or more favorable to Warburg and H&F as a result of such determination or action);

                     (ii) the Purchasers shall have no rights (including no
              right to consent to any action proposed to be taken by Arch under, or any right to waive compliance by Arch with, any covenant or agreement) as a "Purchaser" under Section D.4 of the Warburg/H&F Agreement, it being acknowledged that each Purchaser shall, however, have the obligations of a "Purchaser" under Sections D.4(d), (g) and (i) thereof (and which are incorporated herein by reference);

                     (iii) no Purchaser shall be considered an "original
              signatory" to the Warburg/H&F Agreement for purposes of Section
              E.6 thereof; PROVIDED that no amendment, modification or waiver of Section E of the Warburg/H&F Agreement shall affect any Purchaser differently than Warburg and H&F (or, if they apply differently, it is because of differences in the treatment of Warburg and H&F as opposed to other Purchasers under the Warburg/H&F Agreement or this Agreement and such differences are not made more adverse to any Purchaser or more favorable to Warburg and H&F as a result of such determination or action);

                     (iv) no consent of any Purchaser shall be required to
              effect any modification or amendment to the Warburg/H&F Agreement (including, without limitation, Schedules A and B, and Exhibits I, II and III thereto), unless such amendment or modification affects a Purchaser differently than Warburg and H&F (or, if they apply differently, it is because of differences in the treatment of Warburg and H&F as opposed to other Purchasers under the Warburg/H&F Agreement or this Agreement and such differences are not made more adverse to any Purchaser or more favorable to Warburg and H&F as a result of such determination or action);

                     (v) the Purchasers shall have no rights under Section F.2, and no right to assign under Section F.4, of the Warburg/H&F Agreement; and

                     (vi) the Purchasers shall become parties to the
              Shareholders Agreement as "Investors" solely for purposes of Sections 3.4 and 5.3 and Article IV thereof and the provisions implementing Section C.1.f hereof; it being further understood that Warburg and H&F can consent on behalf of all other Investors to (A) any amendment or modification whatsoever of the Sections of the Shareholders Agreement that do not apply to the Purchasers and
              (B) any amendment or modification of the Sections of the Shareholders Agreement that do apply to any Purchaser, so long as, in the case of clause (B), such amend-

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              ment or modification does not affect any Purchaser differently than Warburg and H&F (or, if they apply differently, it is because of differences in the treatment of Warburg and H&F as opposed to other Purchasers under the Warburg/H&F Agreement or the Shareholders Agreement, and such differences are not made more adverse to any Purchaser, or more favorable to Warburg and H&F as a result of such determination or action).

       2. PURCHASER REPRESENTATIONS. Each Purchaser, severally and not jointly, hereby represents and warrants and covenants to the Company as follows:

              (a) The Securities to be purchased by such Purchaser are being purchased for such Purchaser's own account, and not with a view to distribution, assignment or resale to others or to fractionalization in whole or in part. No other person has or will have a direct or indirect beneficial interest in such Securities or any component thereof.

              (b) The financial situation of such Purchaser is such that it can afford to bear the economic risk of holding the Securities for an indefinite period, and such Purchaser can afford to suffer the complete loss of its investment in the Securities. Such Purchaser has (i) knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Securities and (ii) carefully reviewed the terms and provisions of this Agreement and the terms, conditions and other provisions of the Warburg/H&F Agreement incorporated herein by reference and has evaluated the restrictions and obligations contained herein.

              (c) This Agreement has been duly authorized, executed and delivered by such Purchaser and, assuming due execution and delivery by each other party hereto, constitutes a valid and binding obligation of such Purchaser enforceable in accordance with its terms.

              (d) Such Purchaser shall hold the Securities subject to, and shall have voting rights with respect thereto as specified in, the Company's Bye-laws and the Certificate in effect from time to time and shall not assign, sell, hypothecate or otherwise transfer the Securities, the Conversion Shares or the Warrant Shares other than in accordance with applicable law and the provisions with respect thereto in such documents.

              (e) Such Purchaser covenants and agrees to make available to the Company and the appropriate insurance regulatory governmental authorities all information concerning such Purchaser required to be furnished to such governmental authorities in connection with obtaining requisite approvals, and further covenants and agrees to

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       make all filings, and seek to acquire all consents, required by such governmental authorities.

              (f) The execution, delivery and performance by such Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) assuming compliance with the matters referred to in Section B.1(a) hereof, violate any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree or (ii) violate or result in a default under any agreement or other instrument binding upon such Purchaser, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on such Purchaser.

              (g) Such Purchaser has, or will have prior to the Closing Date, sufficient cash or other sources of immediately available funds to enable it to make payment of the purchase price for the Securities as required hereunder and all related fees and expenses.

D.     RIGHT TO EXCHANGE PREFERENCE SHARES

       The Company hereby agrees to the same terms, covenants and agreements set forth in Section E of the Warburg/H&F Agreement as if such terms, covenants and agreements were set forth herein and as if the Purchasers under this Agreement were substituted for the purchasers under the Warburg/H&F Agreement, it being understood that the Purchasers' rights under this sentence are subject to Section C.1.g of this Agreement. For the avoidance of doubt, the minimum threshold for the initial exchange under such Section shall be Preference Shares representing a minimum of $150 million in Liquidation Preference held by the Purchasers under this Agreement and the purchasers under the Warburg/H&F Agreement, in the aggregate.

E.     ADDITIONAL PROVISIONS

       1. MODIFICATION. This Agreement may not be modified, amended or supplemented except in writing and signed by the party against whom any modification, amendment or supplement is sought. No term or condition of this Agreement may be, or will be deemed to have been, waived except in writing by the party charged with the waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived. Any modification, amendment, supplement or waiver to be executed by the Company must be approved by the Transaction Committee.

       2. NOTICES. Any notice or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be sent by registered or cer-

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tified mail, return receipt requested, postage prepaid, by hand delivery
(including courier services), or by facsimile as follows:

                  if to the Company, to:

                         Arch Capital Group Ltd.
                         20 Horseneck Lane
                         Greenwich, CT  06830
                         Attention:  General Counsel
                         Facsimile:  (203) 861-7240

                  with copies to:

                         Cahill Gordon & Reindel
                         80 Pine Street
                         New York, NY  10005
                         Attention:  Immanuel Kohn, Esq.
                         Facsimile:  (212) 269-5420

and if to any Purchaser, at the address set forth on the signature pages hereof or, with respect to the Company and the Purchasers, to such other person or address as either party shall specify by like notice to the other party. Any notice or communication shall be deemed given or made (a) when delivered by hand, (b) when mailed, three business days after being deposited in the mail, postage prepaid, sent by certified mail, return receipt requested, and (c) when sent by facsimile, receipt acknowledged.

       3. SUCCESSORS, ASSIGNS. This Agreement and all of the terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that this Agreement is not transferable or assignable by any Purchaser (other than to any Affiliate of such Purchaser) without the Company's consent

       4. GOVERNING LAW. The validity and effects of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

       5. ENTIRE AGREEMENT. This Agreement and the terms, conditions and other provisions of the Warburg/H&F Agreement incorporated herein by reference constitute the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

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       6. SEVERABILITY. If any one or more of the provisions contained in this
Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision hereof.

       7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be considered an original and all of which together shall be deemed to be one and the same instrument.

       8. CURRENCIES. Unless otherwise specifically indicated, all payments and currency amounts indicated herein refer to and shall be denominated in United States Dollars. "Dollars" and "$" shall denote United States Dollars.


                            [Signature pages follow]


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                                      S-1


       IN WITNESS WHEREOF, each Purchaser has executed this Agreement as of the date first above-written.


                                          SOUND VIEW PARTNERS LP



                                          By: Robert Clements,
                                              its General Partner




                                          /s/ Robert Clements
                                          ----------------------------------



Amount Subscribed:  $2.0 million


Notices to:



With copies to:


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                                      S-2


       IN WITNESS WHEREOF, each Purchaser has executed this Agreement as of the date first above-written.



                                        OTTER CAPITAL LLC



                                        By: John M. Pasquesi,
                                            its Managing Member



                                        /s/ John M. Pasquesi
                                        ------------------------------------



Amount Subscribed:  $7.5 million


Notices to:    Otter Capital LLC
               One Maritime Plaza
               Suite 1200
               San Francisco, CA  94111


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                                      S-3


       IN WITNESS WHEREOF, each Purchaser has executed this Agreement as of the date first above-written.






                                        /s/ Peter A. Appel
                                        ------------------------------------
                                        Peter A. Appel


Amount Subscribed:  $1.0 million


Notices to:



With copies to:


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                                      S-4


       IN WITNESS WHEREOF, each Purchaser has executed this Agreement as of the date first above-written.




                                        /s/ Paul B. Ingrey
                                        ------------------------------------
                                        Paul B. Ingrey


Amount Subscribed:  $2.0 million


Notices to:



With copies to:





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                                      S-5


       IN WITNESS WHEREOF, each Purchaser has executed this Agreement as of the date first above-written.





                                        /s/ Dwight R. Evans
                                        ------------------------------------
                                        Dwight R. Evans


Amount Subscribed:  $400,000


Notices to:



With copies to:





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                                      S-6


       IN WITNESS WHEREOF, each Purchaser has executed this Agreement as of the date first above-written.






                                        /s/ Marc Grandisson
                                        ------------------------------------
                                        Marc Grandisson


Amount Subscribed:  $250,000


Notices to:



With copies to:



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                                      S-7


Accepted and agreed to as of the date first above-written.


ARCH CAPITAL GROUP LTD.


By: /s/ Louis Petrillo
    -------------------------------------
    Name:  Louis Petrillo
    Title: Senior Vice President
           and General Counsel